Exhibit 10.2

DEFI DEVELOPMENT CORP

(formerly JANOVER INC.)

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the DeFi Development Corp (formerly Janover Inc.) 2023 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”).

Participant Name:

Address: 6401 Congress Avenue, Suite 250 Boca Raton FL 33487

The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Vesting Termination Date:

Total Number of Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Award Agreement or any other written agreement authorized by the Committee between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Award, the Restricted Stock Units will be scheduled to vest according to the following vesting schedule:

Standard Vesting Schedule: One Hundred percent of the Total Number of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest immediately with the Vesting Commencement Date.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.